UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 4, 2016 (April 28, 2016)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Church Street New Haven, CT		06506
(Address of principal executive offices)		(Zip Code)

Telephone: (207) 688-6363

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

(a)         On April 28, 2016, pursuant to action of the Board of Directors of Avangrid, Inc. (the “Company”) authorizing the Company to repurchase up to 97,479 shares of its common stock under an open market stock repurchase program, the Company entered into a 10b-18 Repurchase Agreement with J.P. Morgan Securities, LLC. (“JPM”). Under the agreement, JPM will, from time to time, acquire, on behalf of the Company, shares of common stock of the Company. Under the Agreement, the Company will notify JPM on a daily basis with respect to the total number of shares JPM is authorized to purchase and the maximum price or price range to be paid. JPM will determine the timing, amount, prices and manner of purchases on any day provided that such purposes are consistent with the Company’s instructions to JPM for such day. The purpose of this program is to allow the Company to maintain the relative ownership percentage of Iberdrola, S.A. at 81.5%. The stock repurchase program may be suspended or discontinued at any time upon notice.

(b)         The Company has posted the financial statements for the year-ended December 31, 2015 on its website, www.Avangrid.com, under the Investor Relations tab, for the following subsidiaries:

New York State Electric & Gas Corporation

Central Maine Power Company and subsidiaries

Rochester Gas and Electric Corporation

The United Illuminating Company

Connecticut Natural Gas Corporation

The Southern Connecticut Gas Company

The Berkshire Gas Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.
(Registrant)

Dated: May 4, 2016	By:	/s/ Richard J. Nicholas
	Name:	Richard J. Nicholas
	Title:	Senior Vice President and Chief Financial Officer